UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

______________________________

Date of report (Date of earliest event reported):  January 18, 2013

LAKE SHORE BANCORP, INC.
(Exact name of registrant as specified in its charter)

United States (State or other jurisdiction of incorporation)	000-51821 (Commission File Number)	20-4729288 (IRS Employer Identification No.)

31 East Fourth Street, Dunkirk, NY 14048
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (716) 366-4070

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On January 18, 2013, Lake Shore Bancorp, Inc. (the “Company”), the holding company for Lake Shore Savings Bank (the “Bank”), announced that Lake Shore, MHC (the “MHC”), the mutual holding company that owns 61.4% of the Company’s outstanding common stock, will hold a special meeting of its members to vote on a proposal to authorize the MHC to waive its right to receive dividends aggregating up to $0.28 per share that may be declared by the Company in the 12 months subsequent to the approval of the proposal by members. The special meeting will be held on February 26, 2013. As a result of the timing of the member vote, the Company’s Board of Directors has determined to delay the declaration of its quarterly cash dividend that normally would have been declared at the end of January to March, 2013.

The Company’s press release dated January 18, 2013, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1, is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE SHORE BANCORP, Inc.

By: /s/ Rachel A. Foley
Name: Rachel A. Foley
Title: Chief Financial Officer

Date: January 18, 2013